Contact Investor Relations Phone: (441) 278-0988 Email: investorrelations@endurance.bm

Endurance Announces Variable Forward Equity Transaction

PEMBROKE, Bermuda – September 10, 2007 – Endurance Specialty Holdings Ltd. (NYSE: ENH) (the “Company”) announced today that it has entered into a variable equity forward sale agreement under which it is entitled to sell its ordinary shares to an affiliate of Deutsche Bank Securities Inc., referred to as the “forward counterparty”, for proceeds to the Company of approximately $150 million.

Michael J. McGuire, Chief Financial Officer of the Company, said, “The variable delivery forward is an important enhancement to our capital structure and provides us with a committed source of equity capital over the next three years. This transaction provides us with excellent financial flexibility, allows us to retain significant potential upside on our share price and enhances our ability to actively manage our capital.”

The forward sale agreement settles beginning on July 15, 2010. If the Company elects full physical settlement of the forward sale agreement, the Company will deliver to the forward counterparty a number of ordinary shares based on the average market price of the ordinary shares at that time, subject to the specified minimum and maximum number of shares. At higher stock prices the Company will issue a smaller number of shares and at lower stock prices the Company will issue a larger number of shares. This variability in number of shares delivered to the forward counterparty provides the Company with the right to retain certain upside in all of the shares subject to the transaction. In lieu of issuing ordinary shares in full physical settlement of the forward sale agreement at maturity, the Company may elect to net share settle or cash settle the forward sale agreement.

Endurance is not currently issuing any ordinary shares in this variable delivery forward transaction. However, in order to hedge its position under the forward sale agreement, the forward counterparty, through its affiliate, Deutsche Bank Securities Inc., acting as sole book-runner of the offering, is initially selling the Company’s ordinary shares in a public offering, and will sell additional shares in the future from time to time in connection with the forward sale agreement. These offerings will be made under the Company’s currently effective shelf registration statement. The forward counterparty has advised the Company that it intends to borrow the shares to be sold in this offering from third party share lenders.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the ordinary shares in any state in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

A prospectus supplement relating to the offering will be filed with the Securities and Exchange Commission. When available, copies of the prospectus supplement and accompanying base prospectus relating to the offering may be obtained from Deutsche Bank Securities Prospectus Department, 100 Plaza One, Second Floor, Jersey City, NJ 07311, or by calling 800-503-4611.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes property, casualty, healthcare liability, workers’ compensation and professional lines of insurance and property, catastrophe, casualty, agriculture, marine, aerospace, and surety and other specialty lines of reinsurance. Endurance’s operating subsidiaries have been assigned a group rating of A (stable outlook) from Standard & Poor’s, A- (positive outlook) (Excellent) from A.M. Best and A2 by Moody’s. Endurance’s headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit http://www.endurance.bm.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, competition, possible terrorism or the outbreak of war, the frequency or severity of unpredictable catastrophic events, changes in demand for insurance or reinsurance, rating agency actions, uncertainties in our reserving process, a change in our tax status, acceptance of our products, the availability of reinsurance or retrocessional coverage, retention of key personnel, political conditions, the impact of current regulatory investigations, changes in accounting policies, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.